UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 7, 2019

VOXX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number)

13-1964841

(I.R.S. Employer Identification No.)

2351 J Lawson Boulevard	11788
(Address of principal executive offices)	(Zip Code)

(800) 645-7750

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class:	Trading Symbol:	Name of Each Exchange on which Registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2019, VOXX International Corporation, (the “Company”) entered into a definitive agreement to sell Voxx German Accessory Holdings GmbH (“VGAH”), which is headquartered in Langenzenn, Germany, to HF Company, a French company (“HF”).

Under the terms of the Stock Purchase Agreement (the “Agreement”), HF will acquire all of the outstanding stock of VGAH for a total consideration of approximately €16.7 million or approximately $18.9 million, subject to financing and certain other contingencies and adjustments, minus related transaction fees and expenses. The Agreement also requires the parties to enter into an option agreement prior to closing with respect to VGAH’s real property in Langenzenn, granting HF the right to purchase same for 2.4 million Euro subject to certain contingencies. Voxx German Holdings GmbH, a German wholly-owned subsidiary of the Company, is the selling entity in this transaction.

The Agreement contains representations, warranties and covenants that are customary for a transaction of this size and nature. The completion of the acquisition is subject to customary closing conditions and regulatory approvals. The Company anticipates closing the transaction on or about August 31, 2019. The above description of the Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and is qualified in its entirety by reference to the Agreement which the Company expects to file with its next Quarterly Report on Form 10-Q. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 8.01	Other Events.

On June 12, 2019, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished under Item 8.01, including Exhibits 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT No.	DESCRIPTION

99.1	Press Release dated June 12, 2019, relating to VOXX International Corporation’s sale of Voxx German Accessory Holdings GmbH (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date: June 13, 2019	BY:	/s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer